Exhibit 10.2

Incentive Stock Option Agreement

This Stock Option Agreement (this "Agreement") is made and entered into as of January 29, 2025 by and between Catheter Precision, Inc., a Delaware corporation (the "Company") and David Jenkins (the "Participant").

Grant Number:	2023-030
Grant Date:	January 29, 2025
Exercise Price per Share:	$0.42
Number of Option Shares:	450,000
Expiration Date:	January 29, 2035

1.        Grant of Option.

1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company's 2023 Equity Incentive Plan (the "Plan"). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.        Exercise Period; Vesting.

2.1    Vesting Schedule. The Option will become vested based on the vesting schedule set forth below until the Option is 100% vested:

Number of Shares Subject to Option	Date Option Vests
90,000	January 29, 2025
120,000	January 29, 2026
120,000	January 29, 2027
120,000	January 29, 2028

The unvested portion of the Option will not be exercisable on or after the Participant's termination of Continuous Service. "Continuous Service" means that the Participant's service with the Company or a Subsidiary or Parent of the Company, whether as an Employee, Officer or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary or Parent of the Company as an Employee, Officer or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of or a Subsidiary or Parent of the Company will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Administrator or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.        Termination of Continuous Service. If the Participant's Continuous Service is terminated for any reason, the Participant may not exercise the vested portion of the Option, except to the extent provided below.

3.1    If the Participant's Continuous Service is terminated for any reason other than cause, as determined by the Committee in its sole discretion, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's Continuous Service or (b) the Expiration Date.

3.2    Termination for Cause. If the Participant's Continuous Service is terminated for cause, as determined by the Committee in its sole discretion, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3    Termination due to Disability. If the Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.

3.4    Termination due to Death. If the Participant's Continuous Service terminates as a result of the Participant's death, the vested portion of the Option may be exercised by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant's death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service or (b) the Expiration Date.

4.        Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form of Exhibit “A” hereto or as is otherwise approved by the Administrator from time to time and communicated to the Participant (the "Exercise Agreement"). If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise, to the extent permitted by applicable statutes and regulations, either:

(a)    in cash or by certified or bank check at the time the Option is exercised;

(b)    by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a "Stock for Stock Exchange");

(c)    through a "cashless exercise program" established with a broker;

(d)    by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; or

(e)    by any combination of the foregoing methods.

4.3    Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)    tendering a cash payment;

(b)    authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that the withholding provisions of the Plan must be complied with; or

(c)    delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4    Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, or the Participant's legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

5.        No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Officer, Consultant or Director of the Company or of any Subsidiary or Parent of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6.        Transferability. Unless otherwise determined by the Administrator, the Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.        Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

8.        Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

9.        Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

10.      Qualification as an Incentive Stock Option. It is understood that this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Applicable Laws. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

11.      Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

12.      Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.      Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.      Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Administrator for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

15.      Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.      Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

17.      Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.      Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

19.      Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.

20.      No Impact on Other Benefits. The value of the Participant's Option is not part of the Participant's normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.      Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, the Plan Prospectus, the Company’s Form 10-K as filed with the Securities and Exchange Commission for its most recent fiscal year, and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CATHETER PRECISION, INC.
By: /s/ Philip Anderson Name: Philip Anderson Title: Chief Financial Officer

/s/ David Jenkins Name: David Jenkins

Stock Option Exercise Agreement

This Stock Option Exercise Agreement (this "Exercise Agreement") is made and entered into as of ______ by and between Catheter Precision, Inc., a Delaware corporation (the "Company") and the Purchaser named below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s 2023 Equity Incentive Plan (the "Plan").

Purchaser Name: _______________________

Address: ______________________________

_____________________________________

_____________________________________

Social Security Number: __________________

Date: _________________________________

1.        Option. The Purchaser was granted an option (the "Option") to purchase shares of Common Stock pursuant to the terms of the Plan and the Stock Option Agreement between the Company and the Purchaser dated _______, as follows:

Grant Date: ___________________________________

Number of Option shares: ________________________

Exercise Price per share: _________________________

Expiration Date: ________________________________

2.        Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase ________ shares of Common Stock ("Shares"), all of which are vested pursuant to the terms of the Stock Option Agreement.

The total Exercise Price for all of the Shares is _____________ (Total Shares times Exercise Price per Share).

3.        Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Stock Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $______, receipt of which is acknowledged by the Company.

____ By delivery of ____ previously acquired shares of Common Stock duly endorsed for transfer to the Company.

____ Through a Stock for Stock Exchange (Contact ________).

____ By a broker-assisted cashless exercise (Contact ________).

____ By reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Exercise Price (Contact ________).

The Purchaser will deliver any other documents that the Company requires.

4.        Tax Withholding. If required, the Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Stock Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

5.        Tax Consequences. The Purchaser understands that there may be adverse federal or state tax consequences as a result of the Purchaser's purchase or disposition of the Shares. The Purchaser also acknowledges that the Purchaser has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

6.        Compliance with Law. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and the Purchaser with all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

7.        Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser's heirs, executors, legal representatives, successors and assigns.

8.        Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

9.        Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

10.      Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.      Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser's address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.      Acknowledgement. The Purchaser understands that the Purchaser is purchasing the Shares pursuant to the terms and conditions of the Plan and the Stock Option Agreement, copies of which the Purchaser has read and understands.

IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

_________________________ Name: ___________________
Catheter Precision, Inc.
By: _____________________ Name: Title: